UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2005 (June 3, 2005)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or other jurisdiction of incorporation)

Commission File No. 1-15319	04-3445278 (IRS Employer Identification No.)
400 Centre Street, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)

Registrant’s telephone number, including area code: (617) 796-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 3, 2005, we entered into transactions with Five Star Quality Care, Inc., or Five Star, as more fully described in the copy of our press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. We funded the transactions with a $48 million borrowing under our revolving bank credit facility and from cash on hand.

Five Star was our subsidiary prior to its spin-off in 2001 and is one of our major tenants. We have material relationships with Five Star which are more fully described in paragraphs two through five of the section titled “Certain Relationships and Related Transactions” of our Definitive Proxy Statement for our annual meeting of shareholders held May 10, 2005, as filed with the Securities and Exchange Commission, or the SEC, and the section titled “Related Party Transactions” of Item 2 of our Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2005, which portions of such filings we collectively incorporate by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1

First Amendment to Second Amended and Restated Lease Agreement, dated as of May 17, 2005, by and among Ellicott City Land I LLC, Ellicott City Land II LLC, HRES2 Properties Trust, SNH CHS Properties Trust, SPTIHS Properties Trust, SPT-Michigan Trust, SPTMNR Properties Trust, SNH/LTA Properties Trust and SNH/LTA Properties GA LLC, as Landlord, and Five Star Quality Care Trust, as Tenant.

10.2

Second Amendment to Second Amended and Restated Lease Agreement, dated as of June 3, 2005, by and among Ellicott City Land I LLC, Ellicott City Land II LLC, HRES2 Properties Trust, SNH CHS Properties Trust, SPTIHS Properties Trust, SPT-Michigan Trust, SPTMNR Properties Trust, SNH/LTA Properties Trust and SNH/LTA Properties GA LLC, as Landlord, and Five Star Quality Care Trust, as Tenant.

99.1	Press release dated June 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By: /s/ John R. Hoadley

Name: John R. Hoadley

Title: Treasurer and Chief Financial Officer

Date: June 8, 2005